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                                                                   EXHIBIT 10.29

                                     ONEIDA

                                                                January 17, 2005

Mr. Paul Masson
7 Netheravon Road, Chiswick
London, W42 NA
United Kingdom

Re: Relocation to Thailand

Dear Paul:

The purpose of this letter is to confirm the agreed upon terms of your (and your family's) relocation to Thailand for a period of at least two years. As we discussed the relocation package will include reimbursement from Oneida to cover basic housing, travel home, insurance and education reimbursement as well as amounts necessary to cover the initial costs of the relocation. In turn you would agree to a set of performance expectations/criteria and to reimburse Oneida for the initial relocation costs in the event you choose not to remain in Thailand for the two year period.

We are very pleased that you have agreed to do this and hope that it will be a positive experience both for you and your family.

Subject to a more detailed agreement which Oneida will prepare, the following are the agreed upon terms:

In the event you relocate to Thailand on or before May 1, 2005, Oneida Ltd. will promptly pay directly or reimburse you for any of the expenses described below up to the maximum amount indicated provided you submit detailed documentation of such expenses (including invoices, receipts, lease agreements, etc.).

Type of Expense                                         Maximum Amount
                                                        Reimbursable(USD) or (Baht) as noted

                                                        Annual                     Monthy
----------------------------------------------------------------------------------------------------------------
Housing                                                 200,000 Baht per month
----------------------------------------------------------------------------------------------------------------
Education/Childcare for children                        282,000 Baht per annum
----------------------------------------------------------------------------------------------------------------
Trips to UK for Family                                  $24,000                    n/a
----------------------------------------------------------------------------------------------------------------
Home Office Expenditures                                Reasonable and customary
----------------------------------------------------------------------------------------------------------------
Insurance (additional and incremental insurance costs   $12,000                    $1,000 estimated will be
resulting from the move to Thailand)                    based on actual customary and reasonable charges
----------------------------------------------------------------------------------------------------------------
Cell Phone                                              Reasonable and customary
----------------------------------------------------------------------------------------------------------------

Except for telephone and data line charges (included in the stipend for Home Office Expenditures listed above), you are responsible for paying all residential utilities (including, but not limited to, water and electricity).

Oneida will also reimburse you for the following documented one time relocation expenses (Initial Relocation Expenses) up to the maximum amount indicated.




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
Type of Expense                                                 Maximum Amount Reimbursable (USD)
-------------------------------------------------------------------------------------------------
House Hunting Trip to Thailand for Masson and Family            $18,000
-------------------------------------------------------------------------------------------------
Hotel Accommodations for above trip                             $ 7,200
-------------------------------------------------------------------------------------------------
Furnishings for House                                           $16,000
-------------------------------------------------------------------------------------------------
Contingencies (including shipping expense for personal items)   $12,000
-------------------------------------------------------------------------------------------------
Home Office Equipment                                           $ 1,500
-------------------------------------------------------------------------------------------------

You agree to use your best efforts to complete this relocation on or before May 1, 2005. Further you agree that in the event you choose not to stay in Thailand for the full two year period (other than for reasons relating to the health or safety of you or your immediate family), you voluntarily resign from your employment with Oneida, or if you are terminated for Cause (Cause shall mean (a) your willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the financial condition or business reputation of the Company; (b) your conviction of, or plea of nolo contender to, a felony, or any willful perpetration of a common law fraud; or (c) your willful and continued failure or refusal to substantially perform your duties with the Company), you will pay back to Oneida the Initial Relocation Expenses.

Your objectives during the two year assignment are as follows (as part of the company's operational planning process and Management Development initiative, we will be following up with specific timelines, metrics and standards for completing these objectives during Q1 2005):

     1.   Virtual sourcing project

     2.   Other Flatware Sourcing Initiatives

     3.   Dinnerware Sourcing

     4.   Guangzhou Office staffing and training

     5.   Technology Transfer project

     6.   Succession Planning- structure/people

     7. Vendor improvement initiatives such as, capabilities, shortening lead times, reducing supplier held inventory

     8.   Vendor performance metrics based on costs, quality, delivery

The Company, in accordance with its ex-pat relocation policy, will engage a tax professional to calculate a tax equalization whereby you will not incur any net additional tax liability (or benefit from a tax windfall) as a result of this assignment. The Company will be responsible for preparing your tax returns during this period.

All requests for reimbursement, and original documentation (not copies), must be sent to Oneida USA (Wilbur Allen or Andrew Church) for prompt and timely approval and processing in accordance with the Company's Expense Report policy. Approved reimbursements will then be communicated to Oneida UK by Oneida USA for payment to your personal bank account.

In addition to the above, all requests for reimbursements of your reasonable and customary travel expenses (including airfare) should be summarized on the Company's Expense Report (along with original documentation and receipts) and sent via overnight mail to my attention for approval. Upon approval, Oneida USA will then instruct Oneida UK to process payment to your personal bank account. Any changes to this letter must be approved, in advance, by Oneida's Chief Financial Officer, or designate.

Oneida will advance you $15,000USD for initial expense reimbursement to accommodate the timing of our expense reimbursement cycle. This advance will be recorded by Oneida as a receivable from you which will be reconciled upon your return to the UK or your leaving the employment of the Company.

Further, at the end of the two (2) year period, in the event the Company requests that you move back to the UK, you are terminated without Cause or you move for reasons related to health and safety, Oneida will reimburse you for the reasonable and customary expenses of your move back to the UK in an amount not to exceed $10,000.00.




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If you are in agreement with the above summary please sign below and fax a copy of this letter to my attention at fax # (315) 361-3399. Only upon receipt by Oneida of a countersigned copy of this letter are you authorized to begin spending under this agreement. Thank you very much.

Sincerely,


/s/ PETER J. KALLET


Agreed to this 17th day of January 2005

By: /s/ PAUL MASSON
    ---------------------------------
Paul Masson

Note - Housing expense to also include two months returnable security deposit of Baht 400,000.